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                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-22997 of Organic Food Products, Inc. of our report dated February 28, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.


Semple & Cooper, LLP

Phoenix, Arizona
July 8, 1997